Exhibit 99.1


                                  NEWS RELEASE

FOR:            TRUMP ENTERTAINMENT RESORTS, INC. (NASDAQ NM: TRMP)

CONTACT:        MARK JULIANO, CHIEF OPERATING OFFICER, (609) 449-5552

FOR RELEASE:    4:00 P.M., WEDNESDAY, SEPTEMBER 21, 2005


                           TRUMP ENTERTAINMENT RESORTS
                    ANNOUNCES SENIOR MANAGEMENT APPOINTMENTS
                       AT TRUMP PLAZA AND TRUMP TAJ MAHAL


         ATLANTIC CITY, NEW JERSEY -- Trump Entertainment Resorts, Inc. (NASDAQ
NM: TRMP) (the "COMPANY") announced today that the Company has enhanced its senior management team by naming Jim Rigot to be General Manager of the Trump Plaza and Rosiland Krause to be Assistant General Manager of the Trump Taj Mahal, effective October 10, 2005 and September 19, 2005, respectively. James B. Perry, the Company's Chief Executive Officer and President, commented on the appointments, "As I recently indicated, my primary objective is to augment the strengths of our current staff with quality individuals from highly regarded casino companies. I am pleased we are able to further this goal with the additions of Jim Rigot and Rosiland Krause."

         Jim Rigot, who replaces Matthew Harkness as Trump Plaza's General Manager, joins the Company from the Borgata Resort Spa and Casino, serving in the capacity of Vice President of Table Games. Mark Juliano, the Company's Chief Operating Officer, commented on Jim Rigot's appointment, "Jim is a dynamic leader who has a reputation in this industry for common sense leadership and a consistent focus on the best interests of customers and employees." Mr. Juliano continued, "Jim has held various senior management positions in the gaming industry during the past thirty years. In addition to table games leadership positions with Harrah's properties, he opened Trump Plaza as Casino Shift

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Manager in 1984, and after service as Vice President of Table Games for
Tropicana Casino Resort, he returned to Trump Plaza as Executive Vice President of Casino Operations from 1994 until 1999. Additionally, he has held senior management positions at other premier casino properties, including the Foxwoods Casino Resort located in Connecticut, and most recently, at the Borgata Resort Spa and Casino located in Atlantic City's marina district."

         Rosiland Krause joins the Trump Taj Mahal senior management team as Assistant General Manager, having served in the same position with Paris Las Vegas. Mr. Juliano commented on Ms. Krause's appointment, "Rosiland is a tremendous asset to the Taj Mahal, and will exercise her leadership skills to maximize the overall performance of our flagship property." Mr. Juliano continued, "She will be responsible for casino operations including table games, slot operations and credit, in addition to all marketing and player development functions. Rosalind is a veteran gaming executive from both the Atlantic City and Las Vegas gaming markets, and has held similar executive positions with Caesars Entertainment and Harrah's Entertainment."


About Our Company:
------------------

         Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates four properties. The Company's assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City's Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.


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                PSLRA Safe Harbor for Forward-Looking Statements
                      and Additional Available Information


         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

         All statements, trend analysis and other information contained in this release relative to the Company's or its subsidiaries' performance, trends in the Company's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

         Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the


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Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.


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